Exhibit 99.1

N E W S R E L E A S E

Contact:	Suzy W. Taylor
866-652-1810

FirstCity Financial Names Jim W. Moore Chief Operating Officer

                 Waco, Texas February 1, 2008…..FirstCity Financial Corporation (NASDAQ: FCFC) is pleased to announce that Jim W. Moore, who has 38 years of banking and financial services experience, has been appointed Executive Vice President, Chief Operating Officer, and Treasurer of the company.   Mr. Moore rejoins the company after spending the past seven years with Santander Consumer USA Inc., formerly known as Drive Financial Services LP, a national subprime auto indirect lender with a managed portfolio exceeding $5 billion.  Moore served in various capacities including Director of Securitizations, Chief Financial Officer, and Treasurer.

Jim had a long term association with FirstCity as a senior officer prior to the formation of the Drive entity which resulted as a part of a sale to Bank of Scotland and reorganizations of FirstCity which occurred in 2000 and 2004.

In his role as Chief Operating Officer Mr. Moore will manage the administrative functions of the company. James T. Sartain, President and CEO of FirstCity said, “We are pleased to have Jim rejoin the company. Jim is a strong leader and team builder with impeccable credibility in the financial services industry. His knowledge and experience in the financial markets will add significant value to FirstCity.

James C. Holmes, who previously held the position of Chief Operating Officer and Treasurer, will be promoted to Managing Director of U.S. Operations. James T. Sartain said, “The increased management depth that Jim Moore brings to FirstCity allows Jim Holmes to focus 100% of his time and talent on the abundant opportunities we are seeing in our main business line, the U.S Asset Acquisition and Management.”

Forward Looking Statements

Certain statements in this press release, which are not historical in fact, including, but not limited to, statements relating to future performance, may be deemed to be forward-looking statements under the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, without limitation, statements based on management’s expectations and statements regarding revenues, earnings guidance and future projected cash collections, as well as any  statement that may project, indicate or imply future results, performance or achievements, and may contain the “expect,” “intend,” “plan,” “estimate,” “believe,” “will be,” “will continue,” “will likely result,” “indication” and similar expressions. Such statements inherently are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. There are many important factors that could cause the Company’s actual results to differ materially.

These factors include, but are not limited to, those factors more discussed and identified under Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and risk factors and other risks identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, filed with the SEC on July 24, 2007, as well as in the Company’s other filings with the SEC.

Many of these factors are beyond the Company’s control. In addition, it should be noted that past financial and operational performance of the Company is not necessarily indicative of future financial and operational performance. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements.

The forward-looking statements in this release speak only as of the date of this release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

The Company is a diversified financial services company with operations dedicated to portfolio asset acquisition and resolution with offices in the U.S. and with affiliate organizations in Europe and Latin America. Its common stock is listed on the NASDAQ Stock Market, LLC under the symbol “FCFC.”